                                                                   EXHIBIT 12

                          ABBOTT LABORATORIES

             CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                               (Unaudited)


                            (Millions of Dollars)

                                                         SIX MONTHS ENDED
                                                          JUNE 30, 1997
                                                        -----------------
    Net Earnings                                             $ 1,056

    Add (deduct):
     Income taxes                                                442
     Minority interest                                             6
                                                            ---------
     Net earnings as adjusted                                $ 1,504
                                                            ---------

    Fixed Charges:
     Interest on long-term and
      short-term debt                                             64
     Capitalized interest cost                                     6
     Rental expense representative
      of an interest factor                                       14
                                                            ---------
    Total Fixed Charges                                           84
                                                            ---------
    Total adjusted earnings available for
     payment of fixed charges                                $ 1,588
                                                            ---------
                                                            ---------
    Ratio of earnings to fixed charges                          18.9
                                                            ---------
                                                            ---------

    NOTE: For the purpose of calculating this ratio, (i) earnings have been calculated by adjusting net earnings for taxes on earnings; interest expense; capitalized interest cost, net of amortization; minority interest; and the portion of rentals representative of the interest factor, (ii) the Company considers one-third of rental expense to be the amount representing return on capital, and (iii) fixed charges comprise total interest expense, including capitalized interest and such portion of rentals.